UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: June 21, 2004

Date of Earliest Event Reported: June 18, 2004

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470

(Commission File No.)

700 Milam, Suite 3100

Houston, Texas 77002

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (832) 239-6000

Item 5. Other Events

On June 18, 2004 Plains Exploration & Production Company (PXP) issued the following press releases: (i) Plains Exploration Announces Pricing Of $250 Million Of 7.125% Senior Notes Due 2014, and (ii) Plains Exploration Announces Expiration of Consent Solicitation For Outstanding 8 ¾% Senior Subordinated Notes Due 2012.

Item 7. Financial Statements and Exhibits

(c)    Exhibit 99.1 – Press Release dated June 18, 2004.

Exhibit 99.2 – Press Release dated June 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: June 21, 2004	/s/ John F. Wombwell
John F. Wombwell Executive Vice President, General Counsel and Secretary